                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
               VANGUARD WORLD FUND, INC. (U.S. GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1996)


          P (1 + T)n = ERV
     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period


EXAMPLE:
      One Year
           P =   $1,000
           T =   +25.28%
           N =   1
         ERV =   $1,252.83
    Five Years
           P =   $1,000
           T =   +12.73%
           N =   5
         ERV =   $1,820.49
    Ten Years
           P =   $1,000
           T =   +12.80%
           N =   10
         ERV =   $3,336.11



2. YIELD (30 Days Ended August 31, 1996)


                           a - b
                          ------
               Yield = 2[( c X d    + 1)(6) - 1]


        Where:   a = dividends and interest accrued during the period based on the market price
                 b = expense dollars during the period
                 c = the 30-day average daily number of shares outstanding during the period
                 d = the maximum offering price per share on the last day of the period
       Example   a = $6,449,379.58
                 b = $1,412,621.79
                 c = 198,610,805.748
                 d = $22.62
             Yield = 1.33%

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
           VANGUARD WORLD FUND, INC. (INTERNATIONAL GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1996)


          P (1 + T)n = ERV
     Where   P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period


    EXAMPLE:
      One Year
           P =   $1,000
           T =   +12.72%
           N =   1
         ERV =   $1,127.21
    Five Years
           P =   $1,000
           T =   +11.60%
           N =   5
         ERV =   $1,730.74
    Ten Years
           P =   $1,000
           T =   +9.85%
           N =   10
         ERV =   $2,558.58